UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2019

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on January 5, 2019, Loxo Oncology, Inc. (“Loxo Oncology”), Eli Lilly and Company, an Indiana corporation (“Lilly”), and Bowfin Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Lilly (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on January 17, 2019, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of Loxo Oncology common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $235.00 per Share (the “Offer Price”), net to the seller in cash, without interest and less any applicable tax withholding.

The Offer expired as scheduled at one minute past 11:59 p.m., Eastern time, on February 14, 2019 (the “Expiration Date”) and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Lilly and the Purchaser that, as of the Expiration Date, a total of 26,043,820 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which tendered Shares represented approximately 84.6% of the aggregate number of then issued and outstanding Shares. Accordingly, the minimum tender condition in the Merger Agreement that the Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer, when added to the Shares then owned by Lilly, Purchaser or any other subsidiary of Lilly, represent a majority of Shares outstanding as of immediately following the consummation of the Offer, is satisfied. Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

Following consummation of the Offer, Lilly completed its acquisition of Loxo Oncology by consummating the merger of Purchaser with and into Loxo Oncology (the “Merger”), without a meeting of stockholders of Loxo Oncology in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“Delaware Law”), with Loxo Oncology surviving the Merger as a wholly-owned subsidiary of Lilly (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each Share then issued and outstanding (other than (i) Shares owned by Loxo Oncology or Loxo Oncology’s subsidiary immediately prior to the Effective Time, (ii) Shares owned by Lilly, Purchaser or any other subsidiary of Lilly at the commencement of the Offer and owned by Lilly, Purchaser or any other subsidiary of Lilly immediately prior to the Effective Time or (iii) Shares held by any stockholder who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL and who, as of the Effective Time, has neither effectively withdrawn nor lost its rights to such appraisal and payment under the DGCL with respect to such Shares) was automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest and less any applicable tax withholding (the “Per Share Merger Consideration”). As a result of the Merger, Loxo Oncology became a wholly-owned subsidiary of Lilly.

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding stock option (other than rights under Loxo Oncology’s 2014 Employee Stock Purchase Plan), each stock option that is outstanding, whether vested or unvested, was terminated and canceled and each holder of such stock option is entitled to receive an amount of cash determined by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Shares underlying such stock option by (ii) the number of Shares subject to such stock option.

The aggregate cash consideration paid by Lilly in the Offer and the Merger was approximately $8.0 billion, excluding related transaction fees and expenses. Lilly and Purchaser funded the consideration paid to stockholders and holders of outstanding stock options in the Offer and pursuant to the Merger through Lilly’s cash on hand and borrowings at prevailing effective rates under Lilly’s commercial paper program.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Loxo Oncology’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 7, 2019 and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2019, Loxo Oncology (i) notified The Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) suspend trading of the Shares and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Loxo Oncology intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Loxo Oncology’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on February 15, 2019, a change in control of Loxo Oncology occurred and Loxo Oncology is now a wholly-owned subsidiary of Lilly.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Joshua H. Bilenker, M.D., Steve D. Harr, M.D.. Steven A. Elms, Keith T. Flaherty, M.D., Avi Z. Naider, Lori A. Kunkel, M.D., Alan Fuhrman and Tim M. Mayleben each resigned from his or her respective position as a member of the Loxo Oncology Board of Directors, and any committee thereof. These resignations were not a result of any disagreement between Loxo Oncology and the directors on any matter relating to Loxo Oncology’s operations, policies or practices.

Following the Merger and pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Purchaser immediately prior to the Effective Time were Darren J. Carroll, Gordon J. Brooks, and Philip L. Johnson. The officers of Purchaser immediately prior to the Effective Time were Darren J. Carroll as President, Philip L. Johnson as Vice President and Treasurer, Bronwen Mantlo as Secretary and Katie Lodato as Vice President, Corporate Tax and Assistant Treasurer. In addition, Joshua H. Bilenker, M.D., Jennifer Burstein, Jacob S. Van Naarden and Nisha Nanda, Ph.D. will remain in their current positions as officers of Loxo Oncology. Information regarding the new directors and executive officers has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Lilly and Purchaser on January 17, 2019.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Loxo Oncology’s certificate of incorporation was amended and restated in its entirety. A copy of Loxo Oncology’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Loxo Oncology’s bylaws were amended and restated in their entirety. A copy of Loxo Oncology’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of January 15, 2019, by and among Loxo Oncology, Inc., Eli Lilly and Company and Bowfin Acquisition Corporation (incorporated by reference to Exhibit 2.1 of Loxo Oncology’s Current Report on Form 8-K filed with the SEC on January 7, 2019).

3.1	Amended and Restated Certificate of Incorporation of Loxo Oncology, Inc.

3.2	Amended and Restated Bylaws of Loxo Oncology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

By:	/s/ Darren J. Carroll
Name:	Darren J. Carroll
Title:	President

Date: February 15, 2019